UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18302 Highwoods Preserve Parkway, Suite 100, Tampa, FL 33647

(Address of principal executive offices – zip code)

(813) 989-2232

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 5.02 ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

On January 27, 2005 Segmentz, Inc. announced the election of Jim Martell to the Board of Directors. As President and Chief Executive Officer of SmartMail since 1999, he guided the company toward reaching its strategic objectives of geographic growth and product expansion. Prior to joining SmartMail, Jim served as Chief Executive Officer for the Americas for Union-Transport Service, where his aggressive strategic direction in the areas of logistics, customer service and international operations resulted in a profitable corporate turnaround. A seasoned veteran in the package delivery market, Jim’s background also includes management experience at both Federal Express and United Parcel Service. Jim holds an International Master of Education (Med) from Brock University and a B.S. in Engineering from Michigan Technological University.

Exhibits

99.1	Press release dated January 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: January 28, 2004